EXHIBIT 99.1

JOINT FILING AGREEMENT

PURSUANT TO RULE 13d-1(k)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

DATED: February 14, 2023

LMR MULTI-STRATEGY MASTER FUND LIMITED

By: LMR Partners LLP, its Investment Manager

By:	/s/ Shane Cullinane
Name:	Shane Cullinane
Title:	Chief Operating Officer

LMR CCSA MASTER FUND LTD

By: LMR Partners LLP, its Investment Manager

By:	/s/ Shane Cullinane
Name:	Shane Cullinane
Title:	Chief Operating Officer

LMR PARTNERS LLP

By:	/s/ Shane Cullinane
Name:	Shane Cullinane
Title:	Chief Operating Officer

LMR PARTNERS LIMITED

By:	/s/ Shane Cullinane
Name:	Shane Cullinane
Title:	Chief Operating Officer

LMR PARTNERS LLC

By:	/s/ Shane Cullinane
Name:	Shane Cullinane
Title:	Chief Operating Officer

LMR PARTNERS AG

By:	/s/ Shane Cullinane
Name:	Shane Cullinane
Title:	Chief Operating Officer

LMR PARTNERS (DIFC) LIMITED

By:	/s/ Shane Cullinane
Name:	Shane Cullinane
Title:	Chief Operating Officer

/s/ Ben Levine
BEN LEVINE

/s/ Stefan Renold
STEFAN RENOLD